Exhibit 99.1 news release

Ovintiv Reports Fourth Quarter and Year-End 2024 Financial and Operating Results

2024 Non-GAAP Free Cash Flow Up Approximately 50% Year-Over-Year

Highlights:

Full Year 2024

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Generated cash from operating activities of $3.7 billion, Non-GAAP Cash Flow of $4.0 billion and Non-GAAP Free Cash Flow of $1.7 billion after capital expenditures of $2.3 billion
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Produced average total volumes of 585 thousand barrels of oil equivalent per day (“MBOE/d”), including 211 thousand barrels per day (“Mbbls/d”) of oil and condensate, 91 Mbbls/d of other NGLs (C2 to C4) and 1,698 million cubic feet per day (“MMcf/d”) of natural gas
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Returned more than $900 million to shareholders through the combination of base dividend payments and share buybacks
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Announced the acquisition of oil-rich Montney assets, expected to add approximately 70 MBOE/d of production, 900 net 10,000-foot equivalent well locations, and approximately 109,000 net acres of land for approximately $2.3 billion before closing adjustments. The acquisition closed on January 31, 2025.
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Announced the sale of its Uinta assets for approximately $2.0 billion before closing adjustments. The divestiture closed on January 22, 2025.
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Reduced Non-GAAP Net Debt by $323 million

Fourth Quarter 2024

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Generated fourth quarter cash from operating activities of $1.0 billion, Non-GAAP Cash Flow of $1.0 billion and Non-GAAP Free Cash Flow of $452 million after capital expenditures of $552 million
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Delivered average quarterly production volumes of 580 MBOE/d, including 210 Mbbls/d of oil and condensate, 90 Mbbls/d of other NGLs and 1,680 MMcf/d of natural gas

2025 Outlook

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Announced full year 2025 capital program of approximately $2.15 to $2.25 billion, which is expected to deliver total production volumes of 595 to 615 MBOE/d, including oil and condensate volumes of 202 to 208 Mbbls/d

DENVER, February 26, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its fourth quarter and year-end 2024 financial and operating results. The Company plans to hold a conference call and webcast at 9:00 a.m. MT (11:00 a.m. ET) on February 27, 2025. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“2024 was another year of exceptional delivery on our durable returns strategy,” said Ovintiv President and CEO, Brendan McCracken. “Our team’s continued focus on value creation drove strong financial results, created lasting efficiencies and boosted shareholder returns. We enhanced our capital efficiency through our focus on execution excellence, which led to multiple quarters of positive guidance revisions on production and costs without an increase in capital spending. We have entered 2025 with an even deeper premium inventory runway and a more profitable and focused portfolio following the acquisition of top tier oil-rich Alberta Montney assets and the sale of our Uinta assets."

Full Year 2024 Financial and Operating Results

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The Company recorded full year net earnings of $1.1 billion, or $4.21 per share diluted, including a non-cash ceiling test impairment of $350 million, after tax, and net gains of $156 million from net settlement proceeds related to previous dispositions of certain legacy assets.
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Full year net gains on risk management in revenues totaled $135 million, before tax.

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Full year capital investment of $2,303 million was in line with the full year 2024 guidance range of approximately $2,275 million to $2,325 million.
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Full year upstream operating expense was $4.24 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.25 per BOE. Production, mineral and other taxes were $1.56 per BOE, or 4.5% of upstream product revenue. These costs were below the bottom end of guidance on a combined basis.
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Including the impact of hedges, full year average realized prices for oil and condensate was $72.31 per barrel (95% of WTI), $19.70 per barrel for other NGLs, and $2.17 per Mcf (96% of NYMEX) for natural gas, resulting in a total average realized price of $35.47 per BOE.

Fourth Quarter 2024 Financial and Operating Results

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Fourth quarter net loss totaled $60 million, or ($0.23) per share diluted, including a non-cash ceiling test impairment of $350 million, after tax.
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Fourth quarter net losses on risk management in revenues totaled $16 million, before tax.
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Fourth quarter capital investment of $552 million was in line with the guidance range of approximately $525 million to $575 million.
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Fourth quarter upstream operating expense was $3.99 per BOE. Upstream transportation and processing costs were $7.30 per BOE. Production, mineral and other taxes were $1.41 per BOE, or 4.2% of upstream product revenue. These costs were below the bottom end of guidance on a combined basis.
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Including the impact of hedges, fourth quarter average realized prices for oil and condensate was $67.50 per barrel (96% of WTI), $20.88 per barrel for other NGLs, and $2.42 per Mcf (87% of NYMEX) for natural gas, resulting in a total average realized price of $34.65 per BOE.

2025 Guidance

The Company issued the following 2025 guidance:

2025 Guidance	1Q 2025	Full Year 2025
Total Production (MBOE/d)	575 – 595	595 – 615
Oil & Condensate (Mbbls/d)	200 – 204	202 – 208
NGLs (C2 - C4) (Mbbls/d)	85 – 90	87 – 92
Natural Gas (MMcf/d)	1,750 – 1,800	1,825 – 1,875
Capital Investment ($ Millions)	$600 – $650	$2,150 – $2,250

Ovintiv expects production in the first quarter to be the low point for the year, reflecting the timing impacts of the transaction close dates for the Montney acquisition and Uinta disposition of approximately 3 Mbbls/d in the quarter. Oil and condensate production is expected to stabilize in the second quarter and remain largely flat through the end of the year for an annual average of 202 to 208 Mbbls/d.

Returns to Shareholders

Full year shareholder returns totaled approximately $913 million, consisting of share buybacks of approximately $597 million, or approximately 12.7 million shares of common stock, and base dividend payments of approximately $316 million.

The Company’s share buyback program has been temporarily paused to fund $377 million for the Montney acquisition. By the end of the first quarter, Ovintiv expects that approximately $368 million will have been redirected to debt reduction from the buyback pause. The Company expects to resume share buybacks in the second quarter of 2025.

Continued Balance Sheet Focus

Ovintiv had approximately $3.6 billion in total liquidity as of December 31, 2024, which included available credit facilities of $3.5 billion, available uncommitted demand lines of $91 million, and cash and cash equivalents of $42 million. Ovintiv reported total debt of $5.45 billion at year end.

Non-GAAP Debt to EBITDA was 1.3 times and Non-GAAP Debt to Adjusted EBITDA was 1.2 times as of December 31, 2024.

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The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

Dividend Declared

On February 26, 2025, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on March 31, 2025, to shareholders of record as of March 14, 2025.

Asset Highlights

Permian

Permian production averaged 208 MBOE/d (80% liquids) in the fourth quarter. The Company had 42 net wells turned in line (TIL). In 2025, Ovintiv plans to invest approximately $1.2 billion to $1.3 billion in the play to bring on 130 to 140 net wells.

Montney

Montney production averaged 235 MBOE/d (20% liquids) in the fourth quarter. The Company had 13 net wells TIL. In 2025, Ovintiv plans to invest approximately $575 million to $625 million in the play to bring on 75 to 85 net wells.

Anadarko

Anadarko production averaged 100 MBOE/d (56% liquids) in the fourth quarter. The Company did not bring on any wells in the quarter. Ovintiv plans to invest approximately $300 million to $325 million in the play in 2025 to bring on 25 to 35 net wells.

Year-End 2024 Reserves

SEC proved reserves at year-end 2024 were 2.1 billion BOE, of which approximately 59% were liquids and 59% were proved developed. Total proved reserves replacement excluding the impact of commodity prices and acquisitions and divestitures was 200% of 2024 production. Ovintiv's reserve life index at year end was approximately 10 years.

For additional information, please refer to the Fourth Quarter and Year-end 2024 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

Conference Call Information

A conference call and webcast to discuss the Company’s fourth quarter and year-end 2024 results will be held at 9:00 a.m. MT (11:00 a.m. ET) on February 27, 2025.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/3W9vdna to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended December 31)	4Q 2024	4Q 2023	2024	2023
Capital Expenditures (1)($ millions)	552	660	2,303	2,744
Oil (Mbbls/d)	167.1	194.1	168.3	158.9
NGLs – Plant Condensate (Mbbls/d)	42.6	46.1	42.9	42.9
Oil & Plant Condensate (Mbbls/d)	209.7	240.2	211.2	201.8
NGLs – Other (Mbbls/d)	90.1	90.9	90.8	90.2
Total Liquids (Mbbls/d)	299.8	331.1	302.0	292.0
Natural gas (MMcf/d)	1,680	1,645	1,698	1,642
Total production (MBOE/d)	579.9	605.2	585.0	565.6

(1) Including capitalized directly attributable internal costs.

Financial Summary

(for the period ended December 31) ($ millions)	4Q 2024	4Q 2023	2024	2023
Cash From (Used In) Operating Activities	1,020	1,362	3,721	4,167
Deduct (Add Back):
Net change in other assets and liabilities	(39)	(31)	(74)	(62)
Net change in non-cash working capital	55	156	(247)	330
Non-GAAP Cash Flow (1)	1,004	1,237	4,042	3,899

Non-GAAP Cash Flow (1)	1,004	1,237	4,042	3,899
Less: Capital Expenditures (2)	552	660	2,303	2,744
Non-GAAP Free Cash Flow (1)	452	577	1,739	1,155

Net Earnings (Loss) Before Income Tax	(101)	1,067	1,351	2,510
Before-tax (Addition) Deduction:
Unrealized gain (loss) on risk management	(75)	326	(136)	194
Impairments	(450)	-	(450)	-
Non-operating foreign exchange gain (loss)	(14)	(9)	6	(2)
Adjusted Earnings (Loss) Before Income Tax	438	750	1,931	2,318
Income tax expense (recovery)	87	103	371	508
Non-GAAP Adjusted Earnings (1)	351	647	1,560	1,810

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended December 31)	4Q 2024	4Q 2023	2024	2023
Liquids ($/bbl)
WTI	70.27	78.32	75.72	77.62
Realized Liquids Prices
Oil	67.93	76.64	73.35	76.06
NGLs – Plant Condensate	65.81	70.46	68.24	70.51
Oil & Plant Condensate	67.50	75.46	72.31	74.88
NGLs – Other	20.88	18.85	19.70	18.09
Total NGLs	35.34	36.20	35.28	34.98

Natural Gas
NYMEX ($/MMBtu)	2.79	2.88	2.27	2.74
Realized Natural Gas Price ($/Mcf)	2.42	2.65	2.17	2.71

Cost Summary

(for the period ended December 31) ($/BOE, except as indicated)	2024	2023
Production, mineral and other taxes	1.56	1.66
Upstream transportation and processing	7.25	7.76
Upstream operating	4.24	4.03
Administrative, excluding long-term incentive, restructuring, transaction and legal costs	1.32	1.35

Debt to EBITDA (1)

($ millions, except as indicated)	December 31, 2024	December 31, 2023
Long-Term Debt, including Current Portion	5,453	5,737

Net Earnings (Loss)	1,125	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,290	1,825
Interest	412	355
Income tax expense (recovery)	226	425
EBITDA	4,053	4,690
Debt to EBITDA (times)	1.3	1.2

Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	December 31, 2024	December 31, 2023
Long-Term Debt, including Current Portion	5,453	5,737

Net Earnings (Loss)	1,125	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,290	1,825
Impairments	450	-
Accretion of asset retirement obligation	19	19
Interest	412	355
Unrealized (gains) losses on risk management	136	(194)
Foreign exchange (gain) loss, net	(19)	19
Other (gains) losses, net	(165)	(20)
Income tax expense (recovery)	226	425
Adjusted EBITDA	4,474	4,514
Debt to Adjusted EBITDA (times)	1.2	1.3

(1) Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

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Hedge Details(1) as of February 14, 2025

Oil and Condensate Hedges ($/bbl)	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	50 Mbbls/d $84.85 $65.00 $50.00	50 Mbbls/d $86.48 $65.00 $50.00	50 Mbbls/d $80.59 $65.00 $50.00	50 Mbbls/d $76.57 $65.00 $50.00	0 - - -	0 - - -	0 - - -	0 - - -

Natural Gas Hedges ($/Mcf)	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	500 MMcf/d $4.74 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	450 MMcf/d $8.14 $3.25 $2.64	400 MMcf/d $5.87 $3.25 $2.50	400 MMcf/d $5.87 $3.25 $2.50	400 MMcf/d $5.87 $3.25 $2.50
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	0 -	0 -	0 -	0 -
AECO % of NYMEX Swaps	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	0 -	0 -	0 -	0 -

1) Ovintiv also manages other key market basis differential risks for gas, oil and condensate.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
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Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
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Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
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Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents.
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Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are a non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

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ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including the first quarter and fiscal year 2025 guidance and expected free cash flow, the presence of recoverability of estimated reserves, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, and timing and expectations regarding capital efficiencies and well completion and performance, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate the Montney assets; the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment, including tariffs between the United States and Canada; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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